Exhibit 10.1

DATED THIS 1ST APRIL 2025

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TENANCY AGREEMENT

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BETWEEN

THEN YEN TSING

NRIC No.: 810226-14-5320

(THE LANDLORD)

AND

I BELLA SDN BHD

COMPANY REG. No.: 1052821-P

(THE TENANT)

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FOR PREMISES:

NO.16, JALAN RADIN BAGUS 1,

BANDAR BARU SERI PETALING,

57000 KUALA LUMPUR.

THIS AGREEMENT made this day and year stated in Section 1 on this schedule hereto BETWEEN the party described in Section 2 of the Schedule Hereto (hereinafter called the Landlord which expression shall where the context so admits include the person for the time being entitled to the revision immediately expectant on the determination of the tenancy hereby granted) of one part AND the described in the Section 3 of the Schedule hereto (hereinafter called the Tenant which expression shall the context so admits include its assign and successors in title) of the other part.

WHERE IT IS AGREED as follow:-

1.	The Landlord lets and the Tenant take all the premises described in Section 4 of the Schedule hereto (hereinafter called the demised promises) for such period of times as stated in Section 6 of the Schedule hereto (hereinafter called “the Tenancy” and together with all the fixtures and fittings hereto on the demised premised and TO HOLD the same from the day and year stated in Section 5 of the Schedule hereto but determination as hereinafter provided paying therefrom during the said term the rents of the sum of money stated in Section 7 of the Schedule hereto payment of such monthly rental to be made before or within 7 days of each month during the term hereby granted.

2.	The Tenant Hereby covenants with the Landlord as Follow: -

a)	To pay the reserved rents at the times and in the manner aforesaid;

b)	To pay all charges and outgoing incurred during the term hereby granted in respect of the rent and use electricity, water, Indah Water and good hoist maintenance services fees to be consumed on and/or to be supplied to the said demised premises;

c)	To keep the demised Premised and every part thereto (any Additions in and to the same) and all the Landlord’s installations and fixture therein in good and tenantable repair and conditions (fair wear and tear except) throughout the term;

d)	Not to make structural or other alteration to the demised premises without the prior written consent of the landlord and to remove such alteration or additions at or before the end of the term hereby granted and if required by the Landlord and in such case to restore the demised premised in all respects to their former state. The Tenant shall obtain the approval of plans permissions and other necessary approval for the execution of the said alterations and additions and comply with the regulations by law and other matters prescribed by any competent authority either generally or in respect of the specific work undertaken in such alterations or additions. All the provisions contained in this clause shall be complied with at the cost and expense of the Tenant;

e)	Not to add or in any way interfere with (otherwise that for the purpose of complying with its obligations hereunder for the repair of the same) the electric cable wire switches junction or joint or the pipes taps or the apparatus installed in connection with the supply or use of electricity or water;

f)	To hold and keep the Landlord fully Indemnified from and against all actions costs claims demands and liabilities whatsoever in respect of injury (including fatal injury) of damage to person or property due to or arising from the act neglect or default of the Tenant its agents or servants licenses or invites including (but without prejudice to the generally of the foregoing words) failure to comply with its obligations under the term of this agreement;

g)	To permit the Landlord and his duly authorized agents upon giving One (1) week’s prior written notice at all reasonable times of the day to enter upon the demised premises and upon any additions hereto to examine the conditions of the same and to ascertain that there has been and there is no breach or non-compliance by the Tenant of or with his several covenants herein contained and further if the landlord shall serve upon the Tenant notice in writing specifying the repair and works which are necessary to be done by the tenant in order to comply with his covenants herein contained and if the Tenant unreasonably do not within Ten (10) day after to service of such notice proceed diligently with the execution of such repair duly authorized agents to enter upon demised premises with or without workmen and others and execute such repairs the cost whereof shall be a debt form the Tenant to the Landlord and be forthwith recoverable by action;

h)	Subject Clause 2 (j) hereinafter, not to carry on or permit or suffer to be carried on in or upon the demised premises or any part thereof any trade or business whatsoever other than the thing described in Section 8 of the schedule hereto now or to be registered and carried on by the Tenant and in all obligations imposed by law in regard to carrying on the same by the Tenant of the demised premises then this tenancy shall terminate, and shall indemnify the landlord against any claim or liability arising from the breach of this clause;

i)	Not at any time during the term hereby granted to affix exhibit or permit to be affixed upon any part of the demised premised any placard advertisement or sign whether illuminated or otherwise except such as shall be necessary for the Tenant’s trade or business or such as shall have been previously approved by the tenant may be required by law to affix or exhibit and PROVIDED FURTHER that any such placard advertisement or sign as aforesaid shall comply with the requirement of the appropriate authorities or with any enactment or regulations for the times being in force relating thereto;

j)	Not to do or permit or suffer to be done in or upon the demised premises or any part thereof any act matter or thing which shall be or become a nuisance or annoyance to the owners or lessees or occupiers for the time being of any adjoining or neighboring demised premises (residential or business);

k)	With Prejudice to the generality of the last foregoing covenant and not without the consent of the Landlord to bring or permit or suffer to brought onto the demised premises or any part thereof highly inflammable explosive or dangerous material or articles illegal goods;

l)	Not to assign, sublet or part with possession of the said demised premises or part thereof without the prior consent or writing of the landlord;

m)	At all time during the term herby created to comply with all such requirement as maybe imposed on the tenant by any ordinance or act of parliament now or hereinafter in force and any orders, rules regulations, requirement and notice there under;

n)	Not to permit or suffer the demised premises or any part thereof to be used for funeral parlor or any illegal or immoral purpose;

o)	Not to cause or permit or suffer to be caused any obstruction to the common entrance passages and other portions of the demised premises and to allow the landlord or his servants agent licenses or invites the common use thereof.

p)	To obtain and maintain at the Tenant’s own expense all governmental licenses, permits, registration (including trade name) and all other consents necessary for the conduct of the Permitted Business.

q)	To comply at all times during the tenancy with all statutory and other requirements which are now in force or which may hereafter be enacted or issued for ensuring the health safety and welfare of the persons using or employed in or about the Demised Premises or any part thereof.

r)	To indemnify and keep indemnified the Landlord at all times against all actions proceedings claims costs charges expenses and demands in respect of any injury to the person or property of the servants, agents, invitees and/or licensees of the Tenant while in or on the Demised Premises.

s)	To maintain or cause to be maintained at all times the facade of the Demised Premises up to a high standard and in any case comparable to the standard maintained by the Landlord or as may be directed by the Landlord in its sole and absolute discretion from time to time.

t)	The Tenant shall use the Demised Premises for the Permitted Business only and shall not permit or suffer anyone to sleep therein or use the same or any portion or portions thereof wholly or partly as a dwelling.

u)	At the expiration or sooner determination of this tenancy the Tenant shall yield up the Demised Premises with the Landlord’s fixtures and fittings therein (other than such Tenant’s fixtures as shall belong to the Tenant) in good and tenantable repair and condition, fair wear and tear excepted and shall remove the Tenant’s fixtures without damage to any part of the Demised Premises, such removal and rectification to damaged areas to be entirely at the Tenant’s cost and expense.

v)	The Tenant shall not install any additional locks to the Demised Premises without prior written permission from the Landlord. If such permission is granted, the Tenant shall furnish to the Landlord a set of duplicate keys to the newly installed locks at the Tenant’s expense BEFORE they are installed.

3.	The Landlord Hereby covenants with the Tenant as Follow: -

a)	To pay all existing and future rates taxes assessment and outgoing payable in respect of the demised premises not payable by the tenant under the provisions of this agreement (except as aforesaid);

b)	That the Tenant paying the rents hereby reserved and performing and observing the covenants on the part of the Tenant and the conditions herein contained shall peacefully hold and enjoy the demised premises during the said term without any interference of interruption by the Landlord or any person rightfully claiming under or in trust for the Landlord.

4.	PROVIDED ALWAYS and it is hereby agreed as follows:-

a)	If and Wherever during the said term the rents hereby reserved or made payable or any part thereof shall be in arrears and unpaid for the period of days stipulated in Section 9 of the Schedule hereto next after becoming payable (whether formally demanded or not) or if and whenever there shall be any breach or non-performance or non-observance of any of the covenants or agreement on the part of the Tenant herein contained or it the Tenant shall become bankrupt or shall enter into liquidation whether compulsory or voluntary or shall have a received appointed of his undertaking or if the Tenant for the time being shall enter into any arrangement or composition for the benefit of the Tenant’s creditor or shall suffer any distress of execution to be levied on the Tenant’s goods then and in any of the said cases it shall be lawful for the Landlord at any time thereafter and not with standing the waiver of any previous right to re-entry into and upon the premises and any part thereof in the name of the whole to re-enter and there upon the said term shall absolutely cease and determine but without prejudice to any rights or remedies which may then have accrued party against the other in respect of any antecedent breach of any of the covenants herein contained;

then in any one or more of such events above it shall be lawful for the Landlord at any time thereafter to serve a forfeiture notice upon the Tenant pursuant to Section 235 of the National Land Code 1965 and it is hereby mutually agreed that a reasonable time in which to remedy the breach of the subject matter of the said forfeiture notice is seven (7) days and on the expiration of the period specified in the said forfeiture notice without the breach complained of having been remedied by the Tenant the Landlord shall be at liberty to enforce at any time thereafter any one or more or all of the following remedies without prejudice to any other rights or remedies which it may have against the Tenant under this Tenancy Agreement or at law:-

(i)	the Tenant shall re-deliver the vacant possession of the Demised Premises to the Landlord within seven (7) days on the expiration of the seven (7) days’ notice of forfeiture and thereupon this Tenancy shall absolutely determine;

(ii)	to terminate all services to the Demised Premises including but not limited the supply of water, electricity and air-conditioning;

(iii)	to charge a sum equivalent to double the Monthly Rental from the date of termination of this Tenancy until the date of delivery of vacant possession of the Demised Premises to the Landlord;

(iv)	to charge late payment interest of Ten (10%) Per annum on the unpaid; and/or

(v)	if vacant possession of the Demised Premises shall have been delivered by the Tenant to the Landlord subsequent to the aforesaid termination by the Landlord of the Tenancy comprised under this Tenancy Agreement, the Landlord shall be entitled to claim and recover from the Tenant, as agreed liquidated damages the aggregate Monthly Rentals payable for the remainder of the Term of this Tenancy had it not been terminated. In addition, thereof and without limitation to any other rights and remedies which the Landlord may have, the Tenant shall reimburse the Landlord for all and any damage caused to the Demised Premises and whereupon the Security Deposit and the Utilities Deposit shall be forfeited to the Landlord.

b)	In case the demised premises or any part there of any part thereof shall at any time during the said term or such further term be rendered inhabitable and so damaged or destroyed by fire or other risk not occasioned by the willful act neglect or default to the Tenant its visitors ability to pay event this present demised premised shall determine and the same and the Tenant’s ability to pay the rent reserved herein shall cease. As from the date of the occurrence of such damage destruction but without prejudice to the right and remedies of party against the other in respect of any antecedent claim or breach of covenants or of the landlord in respect of the rent herby reserved until such date of termination as provided herein. The Owner shall Be responsible for fire insurance of the demised premises and the Tenant shall be responsible for fire insurance of his goods in the demised Premises;

c)	In consideration of the demised premises herein before contained having been at his request the Tenant hereby deposit with the landlord the sum of money stated in Section 10 of the Schedule annexed hereto) without interest thereon to the Tenant less such sum(s) as shall be due and payable by the Tenant pursuant to Clause 1 Section 7, Clause 2, 2(b),2(f),2(g),2(k) and 4 (a) as Provided Under the Provisions of the Agreement;

d)	If the Tenant shall pay the rents hereby reserved and observe all the covenants and obligation therein on the Tenant’s part contained the Tenant shall have an option and right to renew the tenancy for a further term stated in Section 11 of the Schedule hereto of the demised premises to begin from the date immediately after the expiration of the previous term at the rent as shall be agreed upon by both parties hereto. In the event the parties do not agree upon the rental payable shall be based on the then current market rental value of similar premises with the same locality as valued by a license and reputable valuer and be payable as herein provided and subject in all other respect to the same stipulations as are herein contained except this clause for renewal PROVIDED ALWAYS that the option to renew shall, if exercised, be exercises by the Tenant by giving Three (3) months written notice for expiration of the term hereby granted and the expenses incurred;

e)	In the event that the Tenant serves notice on the Landlord to terminate the tenancy or in the Event the Tenant does not exercise its option to renew the tenancy then the Landlord shall be a liberty to affix on the Demised premises a sign board of reasonable size making available the demised premises for rent or sale. It is further agreed by the tenant the Landlord may bring in intended Purchasers or Tenant to view the demised premises at reasonable hours of the day PROVIDED ALWAYS that the Landlord make prior appointment convenient to the Tenant to view the demised premises during the Three (3) months prior to expiration or termination of tenancy created herein;

f)	The Tenant shall not terminate this Agreement at any time before Two (2) years from the date Hereto and after the said Two (2) years the Tenant shall be entitled to terminate this agreement by giving the Landlord Two (2) months prior notice in writing. In the event of terminating this agreement at any time before Two (2) years from the date hereof, the aforesaid Two (2) months security deposit shall be forfeited by the Landlord. The Tenant shall remain liable for the rent in full for the remaining months of the unexpired terms of the tenancy period. In the event the landlord terminating this agreement at any time before expiry of Two (2) years from the date hereof, the landlord shall refund the security deposit (RM50,000.00) to the Tenant and the landlord shall remain liable to pay Two (2) months term of the monthly rental as compensation. No early termination of the tenancy agreement shall be practiced by both parties. In the event the Landlord shall desirous to take back the said premises after Two (2) years, the Landlord shall give to the tenant Two (2) Months Notice in writing if its intention to the Tenant Who shall after the expiry of such notice yield up the Said Premises to The Landlord.

g)	Restoration condition; Tenant shall restore back original condition. Flooring to be bare cement screed, ceiling to be bare finish, all Electrical will be as is. And any other fixture shall be discussed upon with both parties.

5.	The Tenant shall pay Stamp Duty on the Tenancy Agreement with no other cost incurred, upon execution of this agreement. Tenant to bear all cost in respect at this Tenancy Agreement. Each party shall pay its own solicitor’s cost.

6.	Any consent approval determination authority or notice required to be given by the parties hereto shall be in writing shall be deemed to be sufficiently served if it is handed personally to the parties hereto or if left of sent by registered post the address stated herein or at the last know address of either party.

7.	Words importing the masculine gender include the feminine and neuter and the singular includes the plural and vice versa unless the same inconsistent with the context.

8.	EXPIRY OF TERM

(a)	Upon the expiration or early termination of the Term, the Tenant shall peaceably surrender vacant possession of the Demised Premises to the Landlord.

(b)	The Tenant shall, if so required in writing by the Landlord, remove or cause to be removed in the manner and to the extent stipulated by the Landlord at the Tenant’s cost and expense all or such portion of the installations, alterations, decorations, additions and improvements made by or on behalf of the Tenant to the Demised Premises so as to reinstate the Demised Premises upon the surrender of the same to its good, clean and tenantable state and condition as at the time that the Demised Premises was first delivered to the Tenant, free from rubbish and waste material, fair wear and tear excepted.

(c)	If the Tenant shall fail to reinstate the Demised Premises as provided hereinbefore, the Landlord may reinstate the Demised Premises and all costs and expenses therefore incurred by the Landlord shall be reimbursed by the Tenant within seven (7) days of the written notice of the Landlord to the Tenant requiring payment of such money failing which the Landlord may deduct such money from the Security Deposit and/or the Utilities Deposit.

(d)	The Tenant shall make good or reimburse the Landlord promptly the cost of making good all damage to the Demised Premises including damage to the ventilation, air-conditioning, plumbing, electrical or other mechanical systems in the Complex caused by the reinstatement of the Demised Premises.

(e)	Until the Demised Premises are delivered to the Landlord in the manner provided by this Clause or the completion of the reinstatement of the Demised Premises by the Landlord in the event of the failure of the Tenant to do so, the Tenant shall continue to pay to the Landlord a sum equivalent to double the aggregate of the prevailing Monthly Rental commencing from the expiry or termination of the Term or Extended Term.

END

INTENTIONALLY LEAVE IT EMPTY

IN WITNESS WHEREOF the parties hereto have hereunto set their hands the day and year first above written.

SIGNED by	)
The Landlord	)	/s/ THEN YEN TSING
THEN YEN TSING
		NRIC NO.:	810226-14-5320

WITNESSED BY	)
	)	/s/ Tan Bee Ping
		NAME:	Tan Bee Ping
		NRIC NO.:	850221-14-5862

SIGNED by	)
The Tenant	)	/s/ I BELLA SDN BHD
I BELLA SDN BHD
COMPANY REG. NO.: 1052821-P

WITNESSED By	)
	)	/s/ Chan Chui Tien
		NAME:	Chan Chui Tien
		NRIC NO.:	780710105764

FIRST SCHEDULE

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(To be read and construed as an integral part of this agreement)

1.	DATE OF AGREEMENT		:	1st April 2025

2.	LANDLORD	NAME	:	THEN YEN TSING
		NRIC NO.	:	810226-14-5320
		ADDRESS	:	A-30-08 RESIDENSI RENAI JALIL,
NO.3, JALAN JALIL PERWIRA 2, BUKIT JALIL, 58200 KUALA LUMPUR.

3.	TENANT	COMPANY	:	I BELLA SDN BHD
		REG NO.	:	1052821-P
		ADDRESS	:	NO.16, JALAN RADIN BAGUS 1, BANDAR BARU SERI PETALING. 57000 KUALA LUMPUR.

4.	PROPERTY ADDRESS		:	NO.16, JALAN RADIN BAGUS 1, BANDAR BARU SERI PETALING, 57000 KUALA LUMPUR, GROUND AND FIRST FLOOR

5.	The day and year of the beginning The term hereby granted		:	01st APRIL 2025 - 31st MARCH 2027

6.	TERM OF TENANCY		:	TWO (2) YEARS

7.	MONTHLY RENTAL		:	RM 23,100

8.	NATURE OF BUSINESS		:	FOR CLINIC / TREATMENT/ OFFICE USE / RETAIL USE

9.	The period the rents hereby Any thereof shall remain in Arrears and unpaid		:	SEVEN (7) DAYS

10.	SECURITY DEPOSIT		:	RM 46,200.00 (TWO MONTHS)

11.	UTILITIES DEPOSIT		:	RM 23,100.00 (ONE MONTH)

12.	OPTION TO RENEW		:	TWO (2) YEARS

13.	RENTAL FOR RENEWAL TERM		:	Prevailing Market Rental to Be Mutually Agreed Upon By The Landlord and The Tenant but shall not exceed 10% of previous agreed rent

14.	PAYMENT TO		:	I PERFECT AESTHETIC SDN BHD PUBLIC BANK – 3223 4682 21